Exhibit 10.18(b)

LONG-TERM INCENTIVE PROGRAM AWARD AGREEMENT
THIS LONG-TERM INCENTIVE PROGRAM AWARD AGREEMENT (the “Agreement”), made this [____________], 2022, between Welltower Inc., a Delaware corporation (the “Corporation”), and [________________] (the “Participant”).
WHEREAS, the Participant is an employee of the Corporation; and
WHEREAS, the Corporation adopted the Welltower Inc. 2016 Long-Term Incentive Plan (the “Plan”) and the 2022-2024 Long-Term Incentive Program (the “LTIP”) in order to provide select executives and key employees with incentives to achieve long-term corporate objectives; and
WHEREAS, the Compensation Committee of the Corporation’s Board of Directors has determined that the Participant should be granted a restricted stock unit award subject to performance-based vesting conditions and/or time-based vesting conditions on the terms set forth in the LTIP and herein;
WHEREAS, the restricted stock unit award granted to the Participant shall be payable in shares of the Corporation’s common stock, $1.00 par value per share (“Common Stock”), upon the satisfaction of the conditions set forth below and in accordance with the terms of the LTIP.
WHEREAS, any Options granted to the Participant hereunder shall be exercised for shares of Common Stock upon the satisfaction of the conditions set forth below and in accordance with the terms of the LTIP.
NOW, THEREFORE, in consideration of the past and future services provided to the Corporation by the Participant and the various covenants and agreements herein contained, and intending to be legally bound hereby, the parties hereto agree as follows:
1.GRANT OF AWARD.
The Corporation hereby grants to the Participant one or both of the following:

•A Performance Award of [____] performance-based restricted stock units (the “Target Award”) on January 14, 2022 (the “Date of Grant”), payable in shares of Restricted Stock, subject to satisfaction of the restrictions, vesting conditions and other terms set forth in this Agreement.
•An Other Stock Unit Award (the “Time-Based Award”) of [____] time-based restricted stock units and/or [_____] time-based Options on the Date of Grant, which shall vest subject to the Participant’s continued employment, in accordance with the following schedule: one-fourth of such shares will become fully vested and nonforfeitable (or, for Options, exercisable) on January 15, 2023, one-fourth of such shares will become fully vested and nonforfeitable (or, for Options, exercisable) on January 15, 2024, one-fourth of such shares will become fully vested and nonforfeitable (or, for Options, exercisable) on January 15, 2025, and one-fourth of such shares will become fully vested and nonforfeitable (or, for Options, exercisable) on January 15, 2026 (each such date, the “Vesting Date”). Upon vesting, the restricted stock units shall become issuable in shares of Common Stock and the Options shall become exercisable for shares of Common Stock. The exercise price of any time-based Options shall be $________. Such Options shall not have any common stock dividends or dividend equivalents paid and shall have a maximum term of ten years.
The Target Award and the Time-Based Award shall be referred to herein as the “Award”. The Participant shall not be required to provide the Corporation with any payment (other than his or her past and future services to the Corporation or payment of the exercise price upon exercise of any exercisable Options) in exchange for the Award or in exchange for the issuance of shares of Common Stock (upon (1) the determination of the Earned Award and satisfaction of the applicable periods of continued service with the Corporation in the case of a Performance Award or (2) the lapse of the applicable Time Restriction in the case of a Time-Based Award and the payment of the exercise price in the case of exercisable Options).

2.DELIVERY OF SHARES.
(a)    The Participant shall not be entitled to the issuance of shares of Common Stock or to receive any distributions with respect to the Performance Award or Time-Based Award until the determination of the Earned Award (in the case of the Performance Award) as provided in the LTIP and in Section 3 or 5 below or lapse of the applicable Time Restriction, and in the case of Options, the payment of the exercise price (in the case of the Time-Based Award). Further, the Participant shall not have any of the rights and privileges of a stockholder of the Corporation (including voting rights and the right to receive dividends) until the shares of Common Stock are issued to the Participant.
(b)    The Participant’s Performance Award and Time-Based Award may not be sold, transferred, assigned, pledged or otherwise encumbered or disposed of by the Participant, and the underlying shares of Common Stock potentially issuable to the Participant under this Agreement may not be sold, transferred, assigned, pledged or otherwise encumbered by the Participant until such shares are so issued and cease to be subject to a risk of forfeiture. Any attempt to dispose of the Participant’s Award or shares issued thereunder in a manner contrary to the restrictions set forth in this Agreement shall be ineffective, null and void.
3.ISSUANCE OF SHARES.
The Corporation shall issue shares of Common Stock to the Participant in accordance with the provisions of Section 8 of the LTIP. Any shares of Common Stock subject to Options shall not be issued until exercised in accordance with Section 4.1 of the Plan.
4.TAX WITHHOLDING.
The Corporation shall satisfy its tax withholding obligations in accordance with Section 11 of the LTIP.

5.TERMINATION OF EMPLOYMENT.
In the event of the end of the Participant’s employment with the Corporation prior to the time that all vested shares of Common Stock, if any, are issued under the LTIP, the Award shall be administered in accordance with Section 7 of the LTIP. Any Options that are part of a Vested Award shall remain exercisable after the end of the Participant’s employment with the Corporation for the following periods (but in no event longer than the ten year maximum term of the Options): (1) eighteen (18) months in the event of the Participant’s death, (2) twelve (12) months in the event of the Participant’s Qualified Termination other than death, (3) three (3) months in the event of the Participant’s termination of employment that is neither a Qualifying Termination nor for Cause, and (4) no period of time following the Participant’s termination of employment in the event of a termination for Cause.
6.DEFINITIONS.
Capitalized terms used herein without definitions shall have the meanings given to those terms in the LTIP.
7.SECURITIES LAWS.
The Corporation may from time to time impose such conditions on the vesting of the Award, and/or the issuance of shares of Common Stock upon vesting (and in the case of Options, exercise) of the Award, as it deems reasonably necessary to ensure that any grant of the Award and issuance of shares of Common Stock under this Agreement will satisfy the applicable requirements of federal and state securities laws. Such conditions may include, without limitation, the partial or complete suspension of the right to receive shares of Common Stock until the Common Stock has been registered under the Securities Act of 1933, as amended. In all events, if the issuance of any shares of Common Stock is delayed by application of this Section 7, such issuance shall occur on the earliest date on which it would not violate applicable law.
8.GRANT NOT TO AFFECT EMPLOYMENT.
Neither this Agreement nor the Award granted hereunder shall confer upon the Participant any right to continued employment with the Corporation. This Agreement shall not in any way modify or restrict any rights the Corporation may have to terminate such employment.

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9.ADJUSTMENTS TO AWARD.
In the event of any change or changes in the outstanding Common Stock by reason of any stock dividend, recapitalization, reorganization, merger, consolidation, split-up, combination or any similar transaction, the Award granted to the Participant under this Agreement shall be adjusted by the Compensation Committee pursuant to Section 11.2 of the Plan in such manner as the Compensation Committee deems appropriate to prevent substantial dilution or enlargement of the rights granted to the Participant.
10.MISCELLANEOUS.
(a)This Agreement may be executed in one or more counterparts, all of which taken together will constitute one and the same instrument.
(b)The terms of this Agreement may only be amended, modified or waived by a written agreement executed by both of the parties hereto.
(c)The provisions of the Plan and LTIP are hereby made a part of this Agreement. In the event of any conflict between the provisions of this Agreement and those of the Plan or the LTIP, the provisions of the Plan and the LTIP shall control.
(d)The Award granted under this Agreement is intended to be exempt from the requirements of Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”), under the exemption for “short-term deferrals” under Treasury Regulation Section 1.409A-1(b)(4) or options to purchase “service recipient stock” under Treasury Regulation Section 1.409A-1(b)(5), and shall be interpreted in a manner consistent with the requirements for such exemptions. To the extent that changes are necessary to ensure that the Award and any related dividend equivalent rights comply with any additional requirements for such exemptions imposed by future IRS guidance on the application of Section 409A of the Code, the Participant and the Corporation agree to cooperate and work together in good faith to timely amend this Agreement so that the Award and any dividend equivalent rights will not be treated as deferred compensation subject to the requirements of Section 409A of the Code.
(e)The validity, performance, construction and effect of this Agreement shall be governed by the laws of the State of Ohio, without giving effect to principles of conflicts of law; provided, however, that matters of corporate law, including the issuance of shares of Common Stock, shall be governed by the General Corporation Law of the State of Delaware.
IN WITNESS WHEREOF, the parties have executed this Agreement on the date and year first above written.
PARTICIPANT    WELLTOWER INC.
________________________________    By: ______________________________
[Signature]     [Signature]
Name: __________________________             Name: ___________________________

                             Title: ____________________________

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